EXHIBIT 10.1
[COMPANY LETTERHEAD]
                    , 2007

     Dear                                         :
     Reference is made to that certain Change of Control Benefits Agreement (the “Change of Control Agreement”), dated as of                     , by and between you and SanDisk Corporation, a Delaware corporation (the “Company”). This letter sets forth our agreement to further amend the Change of Control Agreement as described below.
     Section 5.01(b) of the Change of Control Agreement is hereby amended and restated, effective immediately, to read in its entirety as follows:
     “(b) Any stock options or other stock awards (which term includes without limitation stock appreciation rights, restricted stock, performance shares, and restricted stock units, whether payable in cash or stock for purposes of this Agreement) granted to the Executive by the Company that are outstanding immediately prior to but have not vested as of the date of the Change of Control Termination shall become 100% vested as of the date of the Change of Control Termination and any option or similar award may be exercised by the Executive for one (1) year (notwithstanding any term of the option providing for exercise within a shorter period after termination) following the Date of Termination (subject to the maximum term of the option (generally ten years from the date of grant of the option) and further subject to any right that the Company may have to terminate the options in connection with the Change of Control).”
     This letter agreement, the Change of Control Agreement, and the letter agreement with you dated [                    , 2005] which previously amended the Change of Control Agreement, together, constitute the entire agreement between the Company and you concerning the subject matter of the Change of Control Agreement. Such documents, together, supersede all other agreements, whether written or oral, with respect to such subject matter. Such documents, together, constitute an integrated agreement.
     Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter agreement where indicated below and returning the executed copy to the Company.

Sincerely,

SanDisk Corporation
a Delaware corporation

By:

Name:

Its:

Acknowledged and Agreed:
[Name]

By:
[Name]